Exhibit A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Inergy Midstream, L.P.

Date: December 27, 2011	Name:

INERGY HOLDINGS GP, LLC

	By:	/s/ Judy Riddle, as attorney-in-fact
	Name:	John J. Sherman
	Title:	President and Chief Executive Officer

INERGY HOLDINGS, L.P.

	By:	Inergy Holdings GP, LLC

	By:	/s/ Judy Riddle, as attorney-in-fact
	Name:	John J. Sherman
	Title:	President and Chief Executive Officer

INERGY GP, LLC

	By:	/s/ Judy Riddle, as attorney-in-fact
	Name:	John J. Sherman
	Title:	President and Chief Executive Officer

INERGY, L.P.

	By:	Inergy GP, LLC

	By:	/s/ Judy Riddle, as attorney-in-fact
	Name:	John J. Sherman
	Title:	President and Chief Executive Officer

/s/ Judy Riddle, as attorney-in-fact
JOHN J. SHERMAN

MGP GP, LLC

	By:	/s/ Judy Riddle, as attorney-in-fact
	Name:	John J. Sherman
	Title:	President and Chief Executive Officer

INERGY MIDSTREAM HOLDINGS, L.P.

By:	MGP GP, LLC

By:	/s/ Judy Riddle, as attorney-in-fact
Name:	John J. Sherman
Title:	President and Chief Executive Officer

NRGM GP, LLC

By:	/s/ Judy Riddle, as attorney-in-fact
Name:	John J. Sherman
Title:	President and Chief Executive Officer

* Power of Attorney given by Mr. Sherman was previously filed with the SEC on December 15, 2011 as an exhibit to a Form 3 filed by Mr. Sherman with respect to Inergy Midstream, L.P.